Exhibit 10.4

Consultant Agreement

Date of Signing:  2-3-2006

Place of Signing:  China Shenzhen

Party A: Expert Network (Shenzhen) Company Limited

Representative: SONG Feng

Party B: Fujian Internet Consultants Limited

Representative: WANG Lu Fei

In order to speed up the development of Party A’s e-government construction projects in various areas of Fujian province of China and enhance the competitiveness and efficiency in Party A’s e-government business, Party A has approached Party B since January 2006 to discuss the feasibility of cooperation and condition to appoint Party B as the project consultant for Party A.  After review and examination, Party A confirmed that Party B connection and liaising work in Fujian province of China is beneficial to the development of Party A’s e-government business in the same area.

In light of the principle of equality and mutual benefit, Party A and Party B has reached the following agreement after negotiation:

1.

Party A agrees to appoint Party B as the project consultant for Party A and Party B agrees to accept such appointment to assist Party A in sourcing governments as partner for Party A’s e-government project and providing a series of services to promote party A’s e-government construction projects.

2.

Party B shall take advantage of its own resources and manpower to actively source new-e-government project contracts for Party A and provide consultation, strategy forming and opinion giving services to Party A’s business activities in relation to its e-government project contracts.

3.

It is hereby confirmed by both Party A and Party B that Party A agrees to pay the consultant fee to Party B once and for all for the aforesaid consulting to be provided by Party B, details of such consultant fee are as follows:

3.1	Consultation fee:

Party A shall pay Party B such consultant fee in an amount equals to 15% of the estimated gross profit of the e-government contract signed by Party A that is sourced by Party B.  Party A has the sole discretion in determining the estimated gross profit amount and Party B cannot object to such estimation.

3.2	Payment:

Party A shall pay the consultant fee by way of common stock of its parent company China Expert Technology Inc. (OTCBB trade symbol: CXTI).  Both Party A and Party B agree that the common stock will be received by the person designated by Party B.

3.3	Calculation method of the common stock value:

The value of the common stock to be paid to Party B as consultant fee shall be valued at the average of the daily market closing price of CXTI common stock traded in OTCBB from January 2, 2006 to March 2, 2006.

3.4	Time of payment:

Payment shall be made within 10 days from the date Party A successfully signed a main contract of e-government project with the city government sourced by Party B and obtained the certificate for commencement of works issued by such city government.

3.5	Validity of Agreement:	The validity of this agreement is one year from the date of execution of this Agreement.

3.6	Remarks:

Upon completion of the first phrase of the e-government under the main contract signed between Party A and the city government sourced by Party B, Party A shall be able to continue to construct any further phrases of the same e-government project or make any other construction contracts with the same city government for the constructions of other projects without the consent of Party B and/or without paying any further commission to Party B.

4.

In the event that any situation not contemplated in this Agreement occurs, both Party A and Party B may sign supplementary agreement on terms agreed upon mutual agreement between the parties herein.

5.

This Agreement shall be signed in duplicate, with both Party A and Party B keeps one copy respectively.  This agreement becomes effective upon signing and sealed by both parties.

Party A: Expert Network (Shenzhen) Company Limited

Address: 31st Floor, Development Centre Building, Renminnan Road, Shenzhen City, China.

Representative: SONG Feng (Signed and sealed)

Party B: Fujian Internet Consultants Limited

Address: TrustNet Chambers, P.O.Box 3444, Road Town, Tortola, British Virgin Islands

Representative: WANG Lu Fei (Signed and sealed)

Signed Date: March 2, 2006